UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

current report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

November 11, 2014
Date of Report (Date of Earliest Event Reported)

SOVRAN SELF STORAGE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction Of Incorporation)	1-13820 (Commission File Number)	16-1194043 (I.R.S. Employer Identification Number)

6467 Main Street
Williamsville, New York 14221
(Address of Principal Executive Offices)

(716) 633-1850
(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
[ ] Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

As of November 11, 2014, Sovran Self Storage, Inc. (the “Company”), through its operating partnership Sovran Acquisition Limited Partnership (the “Operating Partnership”), exercised its option to purchase four (4) self-storage properties located in New York (2) and Connecticut (2).   As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2013, the Operating Partnership was granted such option pursuant to the following four (4) real estate leases, each dated November 1, 2013: (i) lease by and between the Operating Partnership, as lessee, and Carlos A. Arredondo, with respect to certain property in Milford, Connecticut, (ii) lease by and between the Operating Partnership, as lessee, and various trustees of trusts for the benefit of the descendants of Carlos A. Arredondo (collectively, the “Arredondo Parties”), as lessor, with respect to certain property in Farmingdale, New York, (iii) lease by and between the Operating Partnership, as lessee, and the Arredondo Parties, as lessor, with respect to certain property in Hicksville, New York, and (iv) lease by and between the Operating Partnership, as lessee, and the Arredondo Parties, as lessor, with respect to certain property in Danbury, Connecticut.     The aggregate purchase price for the properties is $120 million and the closing of such transactions is scheduled to occur in early February 2015. The purchase of these facilities is subject to customary conditions to closing, and there is no assurance that these facilities will be acquired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 14, 2014	SOVRAN SELF STORAGE, INC. By /s/ ANDREW J. GREGOIRE Name: Andrew J. Gregoire Title: Chief Financial Officer